      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1994


                                                       REGISTRATION NO. 33-52683
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   AMENDMENT


                                    NO. 2 TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

        UNION TEXAS PETROLEUM HOLDINGS, INC.                      DELAWARE                    76-0040040
        UNION TEXAS EAST KALIMANTAN LIMITED                     THE BAHAMAS                       N/A
      UNION TEXAS PETROLEUM ENERGY CORPORATION                    DELAWARE                    76-0351014
       UNION TEXAS INTERNATIONAL CORPORATION                      DELAWARE                    76-6044301
          UNION TEXAS PRODUCTS CORPORATION                        DELAWARE                    76-0040039
                   UNISTAR, INC.                                  DELAWARE                    76-0108150
 (EXACT NAME OF EACH REGISTRANT AS SPECIFIED            (STATE OR OTHER JURISDICTION       (I.R.S. EMPLOYER
                  IN ITS CHARTER)                     OF INCORPORATION OR ORGANIZATION    IDENTIFICATION NO.)

                1330 POST OAK BOULEVARD                                  NEWTON W. WILSON, III
                  HOUSTON, TEXAS 77056                     GENERAL COUNSEL, VICE PRESIDENT -- ADMINISTRATION
                     (713) 623-6544                                          AND SECRETARY
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                   1330 POST OAK BOULEVARD
   INCLUDING AREA CODE, OF EACH REGISTRANT'S PRINCIPAL                    HOUSTON, TEXAS 77056
                   EXECUTIVE OFFICES)                                        (713) 623-6544
                                                           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                                                           NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                                    Copy to:



                                 MARK ZVONKOVIC

                            CHRISTINE B. LAFOLLETTE
                             ANDREWS & KURTH L.L.P.
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 850-2800


                             ---------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


                        CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                 TITLE OF EACH                       AMOUNT       OFFERING PRICE      PROPOSED           AMOUNT OF
              CLASS OF SECURITIES                     TO BE          PER DEBT      MAXIMUM AGGREGATE   REGISTRATION
                TO BE REGISTERED                   REGISTERED       SECURITY(1)    OFFERING PRICE(1)        FEE

- --------------------------------------------------------------------------------------------------------------------
Debt Securities(2)..............................   $200,000,000        100%         $200,000,000      $68,966(3)
- --------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees(4)........................        (5)             (5)              (5)              (4)
- --------------------------------------------------------------------------------------------------------------------
Company Guarantees(4)...........................        (5)             (5)              (5)              (4)
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.



(2) There are being registered hereunder an indeterminate amount of Debt Securities. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the dollar amount of any securities previously issued hereunder. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $200,000,000, or its equivalent if some or all of the securities are denominated in one or more foreign currencies.



(3) Previously paid.



(4) Each Registrant other than Union Texas Petroleum Holdings, Inc., is a subsidiary of Union Texas Petroleum Holdings, Inc. and may be guaranteeing payment of the Debt Securities. Union Texas Petroleum Holdings, Inc. may guarantee such subsidiary guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to these guarantees.



(5) Not applicable pursuant to Form S-3 General Instruction II.D. No separate consideration will be received from purchasers of the Debt Securities with respect to these guarantees.

                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************




                   SUBJECT TO COMPLETION, DATED MAY 24, 1994



PROSPECTUS



(LOGO)               UNION TEXAS PETROLEUM HOLDINGS, INC.

                                DEBT SECURITIES

                             ---------------------


     Union Texas Petroleum Holdings, Inc. (the "Company") may offer from time to time unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series, or any combination of the foregoing, at an aggregate initial offering price not to exceed $200,000,000, or its equivalent if some or all of the Debt Securities are denominated in one or more foreign currencies, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.



     Specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered will be set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of the offering of the Debt Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Debt Securities, without limitation, the following: the specific designation, aggregate principal amount, ranking as senior debt or subordinated debt, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, any modifications of or additions to the covenants described in this Prospectus and any other specific terms thereof. The Company's obligations under the Debt Securities may be guaranteed by certain of its subsidiaries for the purpose of providing that the Debt Securities will not be structurally subordinated to the Company's obligations under its credit facility, 8.25% Senior Notes due 1999 or any other funded indebtedness of the Company that is guaranteed, from time to time, by such subsidiaries of the Company. The amounts payable by the Company in respect of Debt Securities may be calculated by reference to the value, rate or price of one or more specified commodities, currencies or indices to the extent set forth in the Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Debt Securities covered by the Prospectus Supplement.



     The Company may sell the Debt Securities directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the Debt Securities, the names of such agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and dealers.

                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
           The date of this Prospectus is                     , 1994.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY DEBT SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                             AVAILABLE INFORMATION


     Union Texas Petroleum Holdings, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60601. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. In addition, the Company's common stock, par value $.05 per share, is listed on the New York Stock Exchange and the Pacific Stock Exchange, and the Company's 8.25% Senior Notes due 1999 (the "8.25% Senior Notes") are listed on the New York Stock Exchange. The Company's reports, proxy statements and other information filed under the Exchange Act may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, CA 94104.


     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission.
                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed with the Commission (File No. 1-9019) pursuant to the Exchange Act are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended December 31, 1993; its Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and its Current Reports on Form 8-K filed April 21, 1994 and April 28, 1994.



     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of any series of Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.



     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, at its principal executive offices at 1330 Post Oak Boulevard, Houston, TX 77056, Attention:
Corporate Secretary, telephone (713) 623-6544.

                             ---------------------

     Quantities of natural gas are expressed in this Prospectus in terms of thousand cubic feet ("Mcf"), million cubic feet ("MMcf") or billion cubic feet ("Bcf"). Oil is quantified in terms of barrels ("Bbls"). Gas is converted into a barrel of oil equivalent ("boe") based on 5.8 Mcf of gas to one barrel of oil.

                             ---------------------

     IN CONNECTION WITH THE OFFERING OF DEBT SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH SECURITIES OFFERED HEREBY OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  THE COMPANY


     The Company, the successor to a corporation founded in 1896, is an independent (non-integrated) oil and gas company with worldwide operations. At December 31, 1993, the Company had net proved oil and gas reserves of 381 million boe. The Company's average net daily oil and gas production during 1993 was approximately 40,000 Bbls and 373 MMcf, respectively. Substantially all of the Company's oil and gas activities are currently conducted outside of the United States, primarily in the U.K. sector of the North Sea, Indonesia and Pakistan. The Company participates worldwide in new venture exploration for oil and gas. Current activity includes interests in prospects in the United Kingdom, eastern Indonesia, Pakistan, Alaska, offshore Argentina, offshore Ireland and offshore Tunisia. The Company also owns an interest in a U.S.-based petrochemicals business.



     As used herein, the "Company" means Union Texas Petroleum Holdings, Inc. and its subsidiaries unless the context requires otherwise. Two limited partnerships organized and controlled by an affiliate of Kohlberg Kravis Roberts & Co. own approximately 38% of the Company's issued and outstanding common stock. The address and telephone number of the Company's principal executive offices are 1330 Post Oak Boulevard, Houston, TX 77056, (713) 623-6544.


                                USE OF PROCEEDS


     The Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include the repayment of outstanding indebtedness. Any specific allocations of the proceeds to a particular purpose that have been made at the date of any Prospectus Supplement will be described therein.



                       RATIO OF EARNINGS TO FIXED CHARGES



     The Company's ratio of earnings to fixed charges was as follows for the years and periods indicated:



                                              THREE MONTHS
                                                 ENDED
        YEARS ENDED DECEMBER 31,               MARCH 31,
- ----------------------------------------     --------------
1989     1990     1991     1992     1993     1993     1994
- ----     ----     ----     ----     ----     ----     -----
3.60     3.47     4.94     7.93     1.61     7.17     10.35



     For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income plus fixed charges. Fixed charges consist of interest expense, capitalized interest, amortization of discount and financing costs and the portion of rent expense which is deemed to be representative of the interest component of rent expense. During the third quarter of 1993, the Company recorded a non-cash charge to depreciation, depletion and amortization of $103 million pretax ($48 million after-tax) for the write-down of its investment in the U.K. North Sea's Piper field. Excluding the effect of the Piper write-down, the ratio of earnings to fixed charges for 1993 would have been 4.45.

                       DESCRIPTION OF THE DEBT SECURITIES


     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate ("Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Offered Debt Securities.



     The Debt Securities will be general unsecured obligations of the Company and will constitute either senior debt securities or subordinated debt securities. In the case of Debt Securities that will be senior debt securities ("Senior Debt Securities"), the Debt Securities will be issued under an Indenture (the "Senior Indenture") to be entered into between the Company and The First National Bank of Chicago, as trustee under the Senior Indenture. In the case of Debt Securities that will be subordinated debt securities ("Subordinated Debt Securities"), the Debt Securities will be issued under an Indenture (the "Subordinated Indenture") to be entered into between the Company and The First National Bank of Chicago, as trustee under the Subordinated Indenture. The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to herein individually as an "Indenture" and collectively as the "Indentures." Copies of the forms of the Indentures have been filed as exhibits to the Registration Statement. The First National Bank of Chicago, as trustee under each of the Indentures (and any successor thereto under each Indenture), is referred to herein as the "Trustee." The statements under this caption relating to the Debt Securities and the Indentures are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indentures. Wherever such terms are used herein or particular provisions of an Indenture are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Certain defined terms in the Indentures are capitalized herein. The italicized references below apply to the article or section numbers in the Senior Indenture and Subordinated Indenture, respectively, or to both Indentures if only one reference is provided, unless otherwise indicated.



PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES



     The Indentures do not limit the aggregate principal amount of Debt Securities which can be issued thereunder and provide that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The Debt Securities may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in currencies other than United States dollars, in composite currencies or in amounts determined by reference to the price, rate or value of one or more specified commodities, currencies or indices, and may otherwise vary, all as provided in the Indentures. The Company has from time to time entered into, and will in the future enter into, credit agreements to fund its operations, herein referred to collectively as the "Credit Facility." Such credit agreements may be secured by the assets of the Company, secured by the assets of subsidiaries of the Company or guaranteed by subsidiaries of the Company. To the extent that the Credit Facility is so secured or guaranteed, the lenders under such Credit Facility may have priority over the holders of the Debt Securities with respect to the assets of the Company or its subsidiaries which secure such Credit Facility and may have priority over the holders of the Debt Securities and the guarantees thereof.



     General. Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford holders of such Debt Securities special protection in the event of a highly leveraged transaction involving the Company.



     Reference is made to the applicable Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title and aggregate principal amount of the Offered Debt Securities; (ii) the date or dates on which the Offered Debt Securities will mature; (iii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest or the method of determining such rate or rates; (iv) the date or dates from which such interest, if any, will accrue and the date or dates at which such interest, if any, will be payable; (v) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision; (vi) the terms for conversion or exchange, if any, of the Offered Debt Securities; (vii) whether, and the extent to which, the Company's obligations under the Offered Debt Securities will be guaranteed by any of the Company's subsidiaries; (viii) whether such Offered Debt Securities will be issued in fully registered form or in bearer form or any combination thereof;
(ix) whether such Offered Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in temporary global form or permanent global form; (x) information with respect to book-entry procedures, if any; (xi) the currency, currencies or currency unit or units in which such Offered Debt Securities will be denominated and in which the principal of, and premium and interest, if any, on such Offered Debt Securities will be payable; (xii) whether, and the terms and conditions on which, the Company or a holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on such Offered Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Offered Debt Securities are denominated; (xiii) any index or formula to be used to determine the amount of payments of principal of (and premium, if any) and interest on such Offered Debt Securities and any commodities, currencies, currency units or indices, or value, rate or price, relevant to such determination; and (xiv) any other specific terms of the Offered Debt Securities. (Section 301) Reference is also made to the applicable Prospectus Supplement for information with respect to (x) the classification of the Offered Debt Securities as Senior Debt Securities or Subordinated Debt Securities, (y) the price (expressed as a percentage of the aggregate principal amount of the Offered Debt Securities) at which the Offered Debt Securities will be issued, if other than 100 percent, and (z) any additional covenants that may be included in the terms of the Offered Debt Securities.



     No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)



     The Company currently conducts all of its operations through subsidiaries, and the holders of Debt Securities will generally have a junior position to any claims of creditors and any preferred stockholders of the Company's subsidiaries, except as applicable under the terms of any guarantee of any Senior Debt Securities. Claims of creditors of such subsidiaries, including trade creditors, secured creditors, taxing authorities and creditors holding guarantees, and claims of holders of any preferred stock will generally have priority as to the assets of such subsidiaries over the claims and equity interests of the Company and, thereby, indirectly, the holders of indebtedness of the Company, including the Debt Securities. To the extent the Offered Debt Securities are Senior Debt Securities guaranteed by certain of the Company's subsidiaries, such Senior Debt Securities will rank senior to or pari passu with certain indebtedness of such subsidiary. See "-- Provisions Applicable Solely to Senior Debt Securities."



     Offered Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Offered Debt Securities.



     If any of the Offered Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.



     Covenants. The Indentures require the Company to covenant, among other things, with respect to each series of Debt Securities: (i) to duly and punctually pay the principal of (and premium, if any) and interest, if any, on such series of Debt Securities; (ii) to maintain an office or agency in each Place of Payment where Debt Securities may be presented or surrendered for payment, transferred or exchanged and where notices to the Company may be served; (iii) if the Company shall act as its own Paying Agent for any series of Debt Securities, to segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due; (iv) to deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement to the effect that the Company has fulfilled all its obligations under the Indentures throughout such year; (v) to preserve its corporate existence; (vi) to maintain its properties; and (vii) to pay taxes and other claims, in each case, as required by the Indentures. (Article Eleven; Article Ten)



     Events of Default. Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under each Indenture with respect to the Debt Securities of such series issued under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Debt Security of such series when due; (b) failure to pay any interest on any Debt Security of such series when due, continued for 30 days; (c) failure to deposit any mandatory sinking fund payment, when due, in respect of the Debt Securities of such series; (d) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in the applicable Indenture for the benefit of a series of Debt Securities other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (e) certain events of bankruptcy, insolvency or reorganization; and
(f) any other Event of Default as may be established with respect to Debt Securities of such series (including, without limitation, any Event of Default arising out of a default which results in the acceleration of certain Indebtedness or a default in the payment of any amounts due on certain Indebtedness). (Sections 301 and 601; Sections 301 and 501) If an Event of Default with respect to any outstanding series of Debt Securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series (subject to the following sentence, in the case of an Event of Default described in clause (a),
(b), (c) or (f) above) or at least 25% in principal amount of all outstanding Debt Securities under the Indenture (subject to the following sentence, in the case of other Events of Default) may declare the principal amount of all the Debt Securities of the applicable series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) to be due and payable immediately. If an Event of Default described in clause (e) shall occur, the principal amount of the Debt Securities of all series ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or all outstanding Debt Securities under the applicable Indenture, as the case may be) may, under certain circumstances, rescind and annul such acceleration. (Section 602; Section 502) Depending on the terms of other Indebtedness of the Company outstanding from time to time, an Event of Default under an Indenture may give rise to cross defaults on such other Indebtedness of the Company.



     Each Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series. For the purpose of this provision, "default" with respect to Debt Securities of any series means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such series. (Section 702; Section 602)



     The holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture).

(Section 612; Section 512) Each Indenture provides that in case an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, the Trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. (Section 701; Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under either Indenture at the request of any of the holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 703; Section 603)



     The holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) may on behalf of the holders of all Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture) waive any past default under the Indenture, except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected. (Section 613; Section 513) The holders of a majority in principal amount of the outstanding Debt Securities affected thereby may on behalf of the holders of all such Debt Securities waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1110; Section 1008)



     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under each Indenture and as to any default in such performance. (Section 1109; Section
1007)



     Modification. Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities under the Indenture affected thereby, provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby,
(a) change the stated maturity date of the principal of, or any installment of interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or interest on, any Debt Security, (c) change the Place of Payment or currency, currencies, or currency unit or units of payment of principal of, or premium (if any) or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or (e) reduce the percentage in principal amount of outstanding Debt Securities the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults. (Section 1002; Section 902)



     Each Indenture provides that the Company and the Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, securing the Debt Securities, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in the applicable Indenture, provided such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the holders of the Debt Securities in any material respect. (Section 1001; Section 901)



     Consolidation, Merger and Sale of Assets. The Company, without the consent of any holders of outstanding Debt Securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person, provided that the Person formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a corporation, partnership or trust organized under the laws of any United States jurisdiction and assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. Upon compliance with these provisions by a successor Person, the

Company will (except in the case of a lease) be relieved of its obligations under the Indenture and the Debt Securities. (Article Nine; Article Eight)



     Discharge and Defeasance. The Company may terminate its obligations under each Indenture with respect to Debt Securities of any series, other than its obligation to pay the principal of (and premium, if any) and interest on such Debt Securities and certain other obligations, if it (i) irrevocably deposits or causes to be irrevocably deposited with the Trustee as trust funds money or U.S. Government Obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity of such payments or on any redemption date, (ii) has delivered to the Trustee an opinion of counsel to the effect that the holders of Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such discharge had not occurred, and (iii) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series, and no default or Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as they relate to certain events of bankruptcy or insolvency, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period). (Section 501; Section 401)



     The terms of any series of Debt Securities may also provide for legal defeasance pursuant to each Indenture. In such case, if the Company (i) irrevocably deposits or causes to be irrevocably deposited money or U.S. Government Obligations as described above and complies with the other provisions described above (except that the opinion referred to in clause (ii) above must be based on a ruling by the Internal Revenue Service or other change under applicable United States federal income tax law), (ii) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and (iii) complies with any additional conditions specified to be applicable with respect to legal defeasance of Debt Securities of such series, then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series, and the obligations of the Company under the applicable Indenture and the Debt Securities of such series to pay the principal of (and premium, if any) and interest on the Debt Securities of such series shall cease, terminate and be completely discharged and the holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the Trustee as aforesaid, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment. (Sections 503 and 504; Sections 403 and
404)



     Form, Exchange, Registration and Transfer. Debt Securities are issuable in definitive form as Registered Debt Securities, as Bearer Debt Securities or both. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Debt Securities will have interest coupons attached. Debt Securities are also issuable in temporary or permanent global form. (Section 301)



     Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, with respect to any series of Bearer Debt Securities, at the option of the holder, subject to the terms of the applicable Indenture, Bearer Debt Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305)

     In connection with its sale during the restricted period (as defined below), no Bearer Debt Security (including a Debt Security in permanent global form that is either a Bearer Debt Security or exchangeable for Bearer Debt Securities) shall be mailed or otherwise delivered to any location in the United States (as defined under "-- Limitations on Issuance of Bearer Debt Securities"), and a Bearer Debt Security may be delivered outside the United States in definitive form in connection with the original issuance only if prior to delivery the Person entitled to receive such Bearer Debt Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Debt Security is owned by: (a) a Person (purchasing for its own account) who is not a United States Person (as defined under
"-- Limitations on Issuance of Bearer Debt Securities"); (b) a United States Person who (i) is a foreign branch of a United States financial institution purchasing for its own account or for resale or (ii) acquired such Bearer Debt Security through the foreign branch of a United States financial institution and who for purposes of the certification holds such Bearer Debt Security through such financial institution on the date of certification and, in either case, such United States financial institution certifies to the Company or the distributor selling the Bearer Debt Security within a reasonable time stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or
(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or (c) a United States or foreign financial institution for purposes of resale within the "restricted period" as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution described in clause (c) of the preceding sentence (whether or not also described in clauses (a) and (b)) must certify that it has not acquired the Bearer Debt Security for the purpose of resale, directly or indirectly, to a United States Person or to a person within the United States or its possessions. In the case of a Bearer Debt Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security or upon exchange of a portion of a temporary global Security. (Section 303) See "-- Limitations on Issuance of Bearer Debt Securities."



     Debt Securities may be presented for exchange as provided above, and Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the document of title and identity of the Person making the request. The Company has appointed the Trustee as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment located outside the United States for Registered Securities of such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1102; Section 1002)



     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on, (A) if Debt Securities of the series are issuable only as Registered Debt Securities, the day of mailing of the relevant notice of redemption and, (B) if Debt Securities of the series are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption, except that, if Securities of the series are also issuable as Registered Debt Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unre-deemed portion of any Registered Debt Security being redeemed in part; or (iii) exchange any Bearer Debt Security called for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)



     Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Debt Securities will be payable, subject to any applicable laws and regulations in the designated currency or currency unit, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee until a bank located outside the United States; provided, however, that the written certification described above under "-- Form, Exchange, Registration and Transfer" has been delivered prior to the first actual payment of interest. (Section 307) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1101;
Section 1001) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States, nor shall any payments be made in respect of Bearer Debt Securities upon presentation to the Company or its designated Paying Agents within the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in United States dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1102;
Section 1002)



     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the Person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)



     Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities which are issuable solely as Registered Debt Securities, and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Debt Securities) which are issuable solely as Bearer Debt Securities, or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for principal payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in a city located outside the United States, as may be required, for the Debt Securities of such series. (Section 1102; Section 1002)

     All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1103; Section
1003)



     Temporary Global Securities. If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Debt Securities will initially be represented by one or more temporary global Debt Securities, without interest coupons, to be deposited with a common depositary in London for the Euroclear System ("Euroclear") and CEDEL S.A ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Debt Security and described in an applicable Prospectus Supplement, each such temporary global Debt Security will be exchangeable for definitive Bearer Debt Securities, definitive Registered Debt Securities or all or a portion of a permanent global security, or any combination thereof, as specified in an applicable Prospectus Supplement, but, unless otherwise specified in an applicable Prospectus Supplement only upon written certification in the form and to the effect described under "-- Form, Exchange, Registration and Transfer." No Bearer Debt Security delivered in exchange for a portion of a temporary global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)



     Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary global Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities or a permanent global Debt Security will be paid to each of Euroclear and CEDEL with respect to the portion of the temporary global Debt Security held for its account. Each of Euroclear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Debt Security to the respective accounts for which it holds such temporary global Debt Security only upon receipt in each case of written certification in the form and to the effect described above under "-- Form, Exchange, Registration and Transfer" as of the relevant Interest Payment Date regarding the portion of such temporary global Debt Security on which interest is to be so credited. (Section 304)



     Permanent Global Securities. If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Securities may exchange such interest for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for a portion of a permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 305) A Person having a beneficial interest in a permanent global Debt Security will, except with respect to payment of principal of and any premium and interest on such permanent global Debt Security, be treated as a holder of such principal amount of Outstanding Debt Securities represented by such permanent global Debt Security as shall be specified in a written statement of the holder of such permanent global Debt Security or, in the case of a permanent global Debt Security in bearer form, of the operator of Euroclear or CEDEL which is provided to the Trustee by such Person. Principal of and any premium and interest on a permanent global Debt Security will be payable in the manner described in the applicable Prospectus Supplement. (Section 203)



     Book-Entry Debt Securities. The Debt Securities of a series may be issued in whole or in part, in the form of one or more global Debt Securities that would be deposited with a depositary or a nominee identified in the applicable Prospectus Supplement. The specific terms of any depositary arrangement with respect to any portion of a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in any such global Debt Security representing all or a portion of a series of Debt Securities will be described in the applicable Prospectus Supplement. (Section 204)



     Limitations on Issuance of Bearer Debt Securities. In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including securities in permanent global form that are either

Bearer Debt Securities or exchangeable for Bearer Debt Securities) will not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) (generally, the first 40 days after the closing date, and with respect to unsold allotments, until sold) within the United States or to United States Persons (each as defined below) other than to an office located outside the United States of a United States financial institution (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations), purchasing for its own account or for resale or for the account of certain customers, that provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the United States Treasury Regulations thereunder, or to certain other Persons described in Section 1.163-5(c)(2)(i)(D)(l)(iii)(B) of the United States Treasury Regulations. Moreover, such Bearer Debt Securities will not be delivered in connection with their sale during the restricted period within the United States. Any underwriters, agents and dealers participating in the offering of Bearer Debt Securities must covenant that they will not offer or sell during the restricted period any Bearer Debt Securities within the United States or to United States Persons (other than the persons described above) or deliver in connection with the sale of Bearer Debt Securities during the restricted period any Bearer Debt Securities within the United States and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Debt Securities are aware of the restrictions described above. No Bearer Debt Security (other than a temporary global Bearer Debt Security) will be delivered in connection with its original issuance nor will interest be paid on any Bearer Debt Security until receipt by the Company of the written certification described above under "-- Form, Exchange, Registration and Transfer." Each Bearer Debt Security, other than a temporary global Bearer Debt Security, will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."



     As used herein "United States Person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia) and its possessions.



     Meetings. The Indentures contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as described under "-- Notices" below. Except for any consent that must be given by the holder of each Outstanding Debt Security affected thereby, as described under "-- Modification" above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that except for any consent that must be given by the holder of each Outstanding Debt Security affected thereby, as described under "-- Modification" above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Subject to the proviso set forth above, any resolution passed or action taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (Article Fourteen)



     Notices. Except as otherwise provided in the Indentures, notices to holders of Bearer Debt Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Debt Securities. Notices to holders of Registered Debt Securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Section 107)



     The Trustee. The Indentures provide that the Trustee shall authenticate and deliver Debt Securities of a particular series in accordance with a Company Order. Each Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases and to realize certain property received with respect to any such claims, as security or otherwise. (Section 713; Section 613) The Trustee is one of the lenders under the Company's Credit Facility. The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign. (Section 708; Section 608)



     Governing Law. The Indentures are, and the Debt Securities will be, governed by and construed in accordance with the laws of the State of New York, but without giving effect to principles of conflicts of law.



PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES



     Senior Debt Securities will be issued under the Senior Indenture and will rank pari passu in right of payment with the Company's obligations under its Credit Facility, its 8.25% Senior Notes and all other unsecured and unsubordinated debt of the Company, and will be senior in right of payment to all existing and future debt of the Company that is, by its terms, expressly subordinated to the Senior Debt Securities. The guarantees, if any, of the Senior Debt Securities by certain subsidiaries of the Company will rank pari passu with any then existing obligations of any such subsidiaries under the Credit Facility, the 8.25% Senior Notes and all other unsecured and unsubordinated debt of such subsidiary, and will be senior in right of payment to all existing and future debt of such subsidiary that is, by its terms, expressly subordinated to the Senior Debt Securities.



     Certain Subsidiaries of the Company, each of which may also be a guarantor of the Company's obligations under the Credit Facility (collectively, the "Guarantors"), may unconditionally guarantee (the "Guarantees") on a joint and several basis the Company's obligations to pay principal, premium, if any, and interest with respect to Senior Debt Securities of any series (the "Guaranteed Securities"). Each of the Guarantees will be an unsecured obligation of the Guarantor providing such Guarantee. Any Guarantee of a Senior Debt Security will rank pari passu with the guarantee provided by such Guarantor under the Credit Facility and the 8.25% Senior Notes and with all existing and future unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Guarantee.



     Under the terms of the Indenture, a Guarantor may be released from its Guarantee if such Guarantor is not a guarantor of any Funded Indebtedness of the Company other than the Guaranteed Securities, provided that no default or Event of Default under the Indenture has occurred and is continuing. The Indenture will also provide that if any Subsidiary of the Company guarantees any Funded Indebtedness of the Company other than the Guaranteed Securities at any time subsequent to the date on which the Guaranteed Securities are originally issued (including, without limitation, following any release of such Subsidiary from its Guarantee as described above), then the Company will cause the Guaranteed Securities to be equally and ratably guaranteed by such Subsidiary.


     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     Although holders of the Guaranteed Securities will be direct creditors of the Guarantors thereof by virtue of the Guarantees, existing or future creditors of the Guarantors could avoid or subordinate Guarantees, in whole or in part, under fraudulent conveyance laws to the extent they were successful in establishing that (i) a Guarantee was incurred with intent to hinder, delay or defraud any present or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) any of the Guarantors did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and that it (w) was insolvent at the time of such issuance, or (x) was rendered insolvent by reason of such issuance, or (y) was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business, or (z) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured. Under the circumstances referred to in clause (ii), but not clause
(i), above, the provision of the Indenture described in the previous paragraph generally would limit the obligations of each Guarantor to the maximum amount that would not constitute a fraudulent conveyance or transfer under applicable law. To the extent any Guarantee was avoided as a fraudulent conveyance or held unenforceable for any other reason (or limited pursuant to such provision) the holders of the Guaranteed Securities would cease to have any claim (or, as applicable, have only a limited claim) in respect of a Guarantor, and would be solely creditors of the Company or any Guarantor whose Guarantee was not avoided or held unenforceable (or to the extent not so limited). In such event (and to the extent of any such limitation), the claims of the holders of the Guaranteed Securities would be subject to the prior payment of all liabilities and preferred stock claims of the Subsidiaries who were not valid Guarantors.



     Covenant Providing for Limitation on Liens. Nothing in the Senior Indenture or the Senior Debt Securities will in any way restrict or prevent the Company or any Restricted Subsidiary from issuing, assuming, guaranteeing or otherwise incurring any Indebtedness, provided, however, the Senior Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Senior Debt Securities then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.



     Notwithstanding the foregoing, the Company or any Restricted Subsidiary may, without so securing the Senior Debt Securities, issue, assume or guarantee Indebtedness secured by the following Liens:



          (a) Liens existing on the date on which the Senior Debt Securities are originally issued or provided for under the terms of agreements existing on such date;


          (b) Liens on property securing (i) all or any portion of the cost of exploration, drilling or development of such property, (ii) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (iii) Indebtedness incurred by the Company or any Restricted Subsidiary to provide funds for the activities set forth in clauses (i) and (ii) above;

          (c) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;


          (d) Liens on the property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property so acquired;


          (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

          (f) any Lien on any asset securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary or on any asset of Union Texas East Kalimantan Limited securing Joint Venture Indebtedness;

          (g) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clauses (a) through (f) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced;

          (h) certain Liens arising in the ordinary course of business of the Company and the Restricted Subsidiaries; or

          (i) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (h) above) securing Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of the covenant described under "Limitation on Sale/Leaseback Transactions" below (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (h) above), does not at the time such Indebtedness is incurred exceed 10% of the Consolidated Net Worth of the Company (as shown in the most recent audited consolidated balance sheet of the Company and its Subsidiaries).


     The following types of transactions will not be prohibited or otherwise limited by the foregoing covenant: (i) the sale, granting of Liens with respect to, or other transfer of, crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or of such crude oil, natural gas or other petroleum hydrocarbons; (ii) the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and (iii) the granting of Liens required by any contract or statute in order to permit the Company or any Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of the United States or any State thereof or of any foreign government or any department, agency, organization or instrumentality thereof, or to secure partial, progress, advance or other payments to the Company or any Restricted Subsidiary by such governmental unit pursuant to the provisions of any contract or statute. (Section 1107 of the Senior Indenture)



     Covenant Providing for Limitation on Sale/Leaseback Transactions. The Senior Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Restricted Subsidiary) unless:



          (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Liens" above without equally and ratably securing the Senior Debt Securities pursuant to such covenant;



          (b) after the date on which the Senior Debt Securities are originally issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries (including amounts expended for the exploration, drilling or development thereof, and for additions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

          (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of any Pari Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary during such period. (Section 1106 of the Senior Indenture)



     The term "Adjusted Net Assets" of a Guarantor is defined in the Senior Indenture as at any date, the lesser of (x) the amount by which the fair value of the property of such Guarantor at such date exceeds the total amount of liabilities, including, without limitation, the probable amount of contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date) of such Guarantor at such date, but excluding liabilities under the Guarantee of such Guarantor, and (y) the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of any obligations of such Subsidiary under the Guarantee of such Guarantor), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.



     The term "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, is defined in the Senior Indenture as at the time of determination, the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).



     The term "Capitalized Lease Obligation" of any Person is defined in the Senior Indenture as any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.



     The term "Consolidated Net Worth" of the Company is defined in the Senior Indenture as the consolidated stockholder's equity of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles.



     The term "Funded Indebtedness" is defined in the Senior Indenture as all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.



     The term "Hedging Obligations" of any Person is defined in the Senior Indenture as the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.



     The term "Indebtedness" of any Person at any date is defined in the Senior Indenture as, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all Hedging Obligations of such Person.



     The term "Joint Venture Indebtedness" is defined in the Senior Indenture as obligations secured by a Lien on the interests of the Company or a Restricted Subsidiary, as the case may be, arising under production sharing contracts or related supply contracts, if such Lien covers ratably the interests of Pertamina, the Indonesian national oil company, and all production sharing contractors thereunder.



     The term "Lien" is defined in the Senior Indenture as, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Indenture, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation (other than any Capitalized Lease Obligation relating to any building, structure, equipment or other property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries) or other title retention agreement relating to such asset.



     The term "Non-Recourse Indebtedness" is defined in the Senior Indenture as, at any date, the aggregate amount at such date of Indebtedness of the Company or a Subsidiary in respect of which the recourse of the holder of such Indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets.



     The term "Pari Passu Indebtedness" is defined in the Senior Indenture as any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Securities.



     The term "Restricted Subsidiary" is defined in the Senior Indenture as (i) each Subsidiary of the Company executing this Indenture, (ii) Union Texas Petroleum Limited so long as it is a Subsidiary of the Company and (iii) any Subsidiary of the Company that is a successor corporation of any Subsidiary of the Company referred to in clauses (i) and (ii). The status of any Subsidiary of the Company as a Restricted Subsidiary shall continue, irrespective of any release of any Guarantee provided under the Senior Indenture, so long as it is a Subsidiary of the Company.



     The term "Sale/Leaseback Transaction" is defined in the Senior Indenture as any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.



PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES



     General. Subordinated Debt Securities will be issued under the Subordinated Indenture and will rank pari passu with certain other subordinated debt of the Company that may be outstanding from time to time and will rank junior to all Senior Indebtedness (including any Senior Debt Securities) of the Company that may be outstanding from time to time.



     Subordination. The payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the

Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Company. (Section 1301 of the Subordinated Indenture)



     In the event of any dissolution or winding up, or total or partial liquidation or reorganization of the Company, whether in bankruptcy, reorganization, insolvency, receivership or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Subordinated Debt Securities are entitled to receive any payment on account of principal (or premium, if any) or interest on the Subordinated Debt Securities. (Section 1302 of the Subordinated Indenture)



     Unless otherwise indicated in the applicable Prospectus Supplement, no payment in respect of the Subordinated Debt Securities shall be made if, at the time of such payment, there exists a default in payment of all or any portion of any Senior Indebtedness, and such default shall not have been cured or waived in writing or the benefits of such subordination in the Subordinated Indenture shall not have been waived in writing by or on behalf of the holders of such Senior Indebtedness. In addition, unless otherwise provided in the applicable Prospectus Supplement, during the continuance of any event of default (other than a default referred to in the immediately preceding sentence) with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), by any holder of Senior Indebtedness or its representative, then, unless and until such an event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Subordinated Debt Securities or to acquire any of the Subordinated Debt Securities or on account of the redemption provisions of the Subordinated Debt Securities. Only one such payment blockage period may be commenced within any consecutive 365-day period with respect to the Subordinated Debt Securities. No event of default which existed or was continuing on the date of the commencement of any 180-day payment blockage period with respect to the Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by a holder or representative of such Senior Indebtedness, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment shall be made by the Company to the holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default). (Section 1302 of the Subordinated Indenture)



     The term "Indebtedness", as applied to any Person, is defined in the Subordinated Indenture as all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by such Person for the repayment of money borrowed, and obligations, computed in accordance with generally accepted accounting principles, as lessee under leases that should be, in accordance with generally accepted accounting principles, recorded as capital leases. All Indebtedness of others guaranteed as to payment of principal by such Person or in effect guaranteed by such Person through a contingent agreement to purchase such Indebtedness shall for all purposes hereof be deemed to be Indebtedness of such Person.



     The term "Senior Indebtedness" is defined in the Subordinated Indenture as Indebtedness, either outstanding as of the date of the Subordinated Indenture or issued subsequent to the date of the Subordinated Indenture, unless such Indebtedness is either subordinated by its terms in right of payment to any other Indebtedness of the Company or pari passu with subordinated Indebtedness of any series, provided that the term "Senior Indebtedness" shall not include
(i) Indebtedness of the Company to any Subsidiary for money borrowed or advanced from such Subsidiary or (ii) amounts owed (except to banks and other financial institutions) for goods, materials or services purchased in the ordinary course of business.



     If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the applicable

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     An itemized statement of the estimated amount of all expenses in connection with the distribution of the securities registered hereby, all of which will be paid by the Company, is as follows:

        Registration fee.................................................  $  68,966
        Blue Sky fees and expenses.......................................     15,000
        Printing and engraving expenses..................................     80,000
        Legal fees and expenses..........................................    100,000
        Accounting fees and expenses.....................................    100,000
        Rating agencies' fees and expenses...............................     70,000
        Trustee's and registrar's fees...................................      4,000
        Miscellaneous fees and expenses..................................     12,034
                                                                           ---------
               Total.....................................................  $ 450,000
                                                                           ---------
                                                                           ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

     The Bylaws for each Registrant other than Union Texas East Kalimantan Limited provide for indemnification of the directors and officers of the Registrant to the full extent permitted by law, as now in effect or later amended. In addition, the Bylaws provide for indemnification against expenses incurred by a director or officer to be paid by the Registrant at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Registrant. The Bylaws further provide for a contractual cause of action on the part of directors and officers of each Registrant for indemnification claims which have not been paid by the Registrant. The Articles of Association of Union Texas East Kalimantan Limited provide for indemnification of directors and officers except for wilful neglect or default.

     The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges against them while acting in their capacities as directors or officers of each Registrant.

     The Certificate of Incorporation for each Registration other than Union Texas East Kalimantan Limited limits under certain circumstances the liability of each Registrant's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS


           3.1       -- Certificate of Incorporation of each Registrant (the Company's
                        Certificate of Incorporation is incorporated by reference from the identical exhibit number in Post Effective Amendment No. 1 to the
                        Company's Registration Statement No. 33-12800; the Guarantors'
                        certificates of incorporation are incorporated by reference from the identical exhibit number in the Company's Registration Statement No.
                        33-52400).
          *3.2       -- Bylaws, as amended, of Union Texas Petroleum Energy Corporation.
          *3.3       -- Bylaws, as amended, of Union Texas International Corporation.
          *3.4       -- Bylaws, as amended, of Union Texas Products Corporation.
           3.5       -- Bylaws of each other Registrant, as amended (the Company's Bylaws were filed as Exhibit 3.1 to the Company's Form 8-K dated February 4,
                        1993 (Commission File No. 1-9019) and are incorporated herein by reference, and the remaining Guarantors' Bylaws were filed as Exhibit
                        3.2 to the Company's Registration Statement No. 33-52400 and are
                        incorporated herein by reference).
         **4.1       -- Form of Indenture between the Company and The First National Bank of
                        Chicago, as trustee, with respect to Senior Debt Securities.
         **4.2       -- Form of Indenture between the Company and The First National Bank of
                        Chicago, as trustee, with respect to Subordinated Debt Securities.
           4.3       -- The Indenture for the 8.25% Senior Notes due 1999, dated as of
                        November 15, 1992, among the Company, the Guarantors and State Street
                        Bank and Trust Company as trustee, with form of note attached
                        (incorporated by reference from Exhibit 10.1 to the Company's
                        Quarterly Report on Form 10-Q for the quarter ended March 31, 1994
                        (File No. 1-9019.))
         **5.1       -- Opinion of legal counsel regarding legality of securities being registered.
        **10.1       -- Amended and Restated Credit Agreement, dated as of May 13, 1994, among the Company, the Banks listed therein and NationsBank of Texas,
                        N.A., as agent, and Bank of America National Trust and Savings
                        Association and Union Bank of Switzerland, Houston Agency, as
                        co-agents, with form of note attached.

          **10.2     -- Credit Agreement, dated as of May 13, 1994, among the Company, the
                        Banks listed therein and NationsBank of Texas, N.A., as agent, and
                        Bank of America National Trust and Savings Association and Union Bank
                        of Switzerland, Houston Agency, as co-agents, with form of note attached.
          **10.3     -- Amended and Restated Subsidiary Guaranty Agreement dated as of May
                        13, 1994, among Union Texas Petroleum Energy Corporation, Union Texas
                        Products Corporation, Union Texas East Kalimantan Limited, Union
                        Texas International Corporation and Unistar, Inc., and NationsBank of
                        Texas, N.A., as agent.
          **10.4     -- Subsidiary Guaranty Agreement dated as of May 13, 1994, among Union
                        Texas Petroleum Energy Corporation, Union Texas Products Corporation,
                        Union Texas East Kalimantan Limited, Union Texas International
                        Corporation and Unistar, Inc., and NationsBank of Texas, N.A., as
                        agent.
          **12.1     -- Computation of Ratio of Earnings to Fixed Charges.
          **12.2     -- Pro forma Computation of Ratio of Earnings to Fixed Charges.
          **15.1     -- Independent Accountants' Awareness Letter.
          **23.1     -- Consent of Price Waterhouse.
          **23.2     -- Consent of legal counsel (included in Exhibit 5.1).
           *24.1     -- Power of Attorney included in Part II of the Registration Statement.
          **25.1     -- Statement of Eligibility of Trustee on Form T-1.


- ------------

 * Previously filed.

** Filed herewith.

ITEM 17. UNDERTAKINGS

     Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Each undersigned Registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



             (i) To include any prospectus by Section 10(a)(3) of the Securities Act;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



        provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     Each undersigned Registrant hereby undertakes that:


          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 24, 1994.


                                          UNION TEXAS PETROLEUM HOLDINGS, INC.

                                          By:     /s/ LARRY D. KALMBACH
                                                      Larry D. Kalmbach
                                                  Vice President -- Finance

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                TITLE                       DATE
                  ---------                                -----                       ----
                      *                        Chairman of the Board and           May 24, 1994
             (A. Clark Johnson)                  Chief Executive Officer
                                                 (Principal Executive
                                                 Officer)

         /s/  LARRY D. KALMBACH                Vice President -- Finance           May 24, 1994
             (Larry D. Kalmbach)                 (Principal Financial
                                                 Officer)

                      *                        Vice President and Controller       May 24, 1994
            (Donald M. McMullan)                 (Principal Accounting
                                                 Officer)

                      *                        Director                            May 24, 1994
               (Glenn A. Cox)

                      *                        Director                            May 24, 1994
                (Saul A. Fox)

                                               Director
             (Edward A. Gilhuly)

                      *                        Director                            May 24, 1994
           (James H. Greene, Jr.)

                      *                        Director                            May 24, 1994
              (Henry R. Kravis)

                      *                        Director                            May 24, 1994
           (Michael W. Michelson)

                      *                        Director                            May 24, 1994
             (Stanley P. Porter)

                      *                        Director                            May 24, 1994
             (George R. Roberts)

                      *                        Director                            May 24, 1994
             (Richard R. Shinn)

                      *                        Director                            May 24, 1994
              (Sellers Stough)

  *      /s/  LARRY D. KALMBACH                                                    May 24, 1994
             (Larry D. Kalmbach)
              Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 24, 1994.


                                        UNION TEXAS EAST KALIMANTAN LIMITED

                                        By:     /s/  LARRY D. KALMBACH
                                                     Larry D. Kalmbach
                                                      Vice President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                TITLE                       DATE
                  ---------                                -----                       ----
                      *                        Director and President              May 24, 1994
          (Arthur W. Peabody, Jr.)               (Principal Executive
                                                 Officer)

         /s/  LARRY D. KALMBACH                Director and Vice President         May 24, 1994
             (Larry D. Kalmbach)                 (Principal Financial
                                                 Officer)

                      *                        Controller (Principal               May 24, 1994
              (Robert V. Deere)                  Accounting Officer)

                      *                        Director                            May 24, 1994
              (Johnnie J. Cox)

                      *                        Director                            May 24, 1994
              (James E. Knight)

                      *                        Director                            May 24, 1994
             (William M. Krips)

                      *                        Director                            May 24, 1994
           (Newton W. Wilson, III)

   *     /s/  LARRY D. KALMBACH                                                    May 24, 1994
             (Larry D. Kalmbach)
              Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 24, 1994.


                                        UNION TEXAS PETROLEUM ENERGY
                                          CORPORATION

                                        By:     /s/  LARRY D. KALMBACH
                                                     Larry D. Kalmbach
                                                      Vice President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                TITLE                       DATE
                  ---------                                -----                       ---
                      *                        Director and President              May 24, 1994
          (Arthur W. Peabody, Jr.)               (Principal Executive
                                                 Officer)

         /s/  LARRY D. KALMBACH                Director and Vice President         May 24, 1994
             (Larry D. Kalmbach)                 (Principal Financial
                                                 Officer)

                      *                        Controller (Principal               May 24, 1994
              (Robert V. Deere)                  Accounting Officer)

                      *                        Director                            May 24, 1994
              (James E. Knight)

                      *                        Director                            May 24, 1994
             (William M. Krips)

  *      /s/  LARRY D. KALMBACH                                                    May 24, 1994
             (Larry D. Kalmbach)
              Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 24, 1994.


                                        UNION TEXAS INTERNATIONAL CORPORATION

                                        By:     /s/  LARRY D. KALMBACH
                                                     Larry D. Kalmbach
                                                      Vice President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                TITLE                       DATE
                  ---------                                -----                       ----
                      *                        Director and President              May 24, 1994
             (William M. Krips)                  (Principal Executive
                                                 Officer)

         /s/  LARRY D. KALMBACH                Director and Vice President         May 24, 1994
             (Larry D. Kalmbach)                 (Principal Financial
                                                 Officer)

                      *                        Controller (Principal               May 24, 1994
              (Robert V. Deere)                  Accounting Officer)

                      *                        Director                            May 24, 1994
              (James E. Knight)

                      *                        Director                            May 24, 1994
          (Arthur W. Peabody, Jr.)

  *      /s/  LARRY D. KALMBACH                                                    May 24, 1994
             (Larry D. Kalmbach)
              Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 24, 1994.


                                        UNION TEXAS PRODUCTS CORPORATION

                                        By:     /s/  LARRY D. KALMBACH
                                                     Larry D. Kalmbach
                                                      Vice President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                TITLE                       DATE
                  ---------                                -----                       ----
                      *                        Director and President              May 24, 1994
          (Arthur W. Peabody, Jr.)               (Principal Executive
                                                 Officer)

         /s/  LARRY D. KALMBACH                Director and Vice President         May 24, 1994
             (Larry D. Kalmbach)                 (Principal Financial
                                                 Officer)

                      *                        Controller (Principal               May 24, 1994
                (C. J. Smith)                    Accounting Officer)

                      *                        Director                            May 24, 1994
             (William M. Krips)

  *      /s/  LARRY D. KALMBACH                                                    May 24, 1994
             (Larry D. Kalmbach)
              Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 24, 1994.


                                        UNISTAR, INC.

                                        By:     /s/  LARRY D. KALMBACH
                                                     Larry D. Kalmbach
                                                      Vice President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                TITLE                       DATE
                  ---------                                -----                       ----
                      *                        Director and President              May 24, 1994
          (Arthur W. Peabody, Jr.)               (Principal Executive
                                                 Officer)

         /s/  LARRY D. KALMBACH                Director and Vice President         May 24, 1994
             (Larry D. Kalmbach)                 (Principal Financial
                                                 Officer)

                      *                        Controller (Principal               May 24, 1994
              (Robert V. Deere)                  Accounting Officer)

                      *                        Director                            May 24, 1994
             (William M. Krips)

  *      /s/  LARRY D. KALMBACH                                                    May 24, 1994
             (Larry D. Kalmbach)
              Attorney-in-Fact